Exhibit 8.1

Subsidiaries of Ecopetrol S.A.

The following table sets forth our subsidiaries, their respective countries of incorporation, our percentage ownership in each (both directly and indirectly through other subsidiaries) as of March 31, 2022.

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
ANDEAN CHEMICALS LIMITED	Bermuda	100.00%
BLACK GOLD RE LIMITED	Bermuda	100.00%
CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.	Colombia	100.00%
ECOPETROL CAPITAL AG	Switzerland	100.00%
ECOPETROL ENERGÍA SAS ESP *	Colombia	100.00%
ECOPETROL GLOBAL ENERGY S.L.U.	Spain	100.00%
ECOPETROL SINGAPORE PTE. LTD	Singapore	100.00%
EQUION ENERGÍA LIMITED	United Kingdom	51.00%
HOCOL PETROLEUM LIMITED	Bermuda	100.00%
INTERCONEXIÓN ELECTRICA S.A E.S.P	Colombia	51.41%
INVERSIONES DE GASES DE COLOMBIA S.A. - Invercolsa S.A.	Colombia	51.88%
REFINERIA DE CARTAGENA S.A.S *	Colombia	100.00%
ALCANOS DE COLOMBIA S.A. E.S.P.**	Colombia	29.61%
COLOMBIA PIPELINES LIMITED**	United Kingdom	51.00%
COMBUSTIBLES LIQUIDOS DE COLOMBIA S.A. E.S.P.**	Colombia	41.61%
COMPANHIA DE TRANSMISSÃO DE ENERGIA ELÉTRICA PAULISTA**	Brazil	18.41%
CONCESIÓN COSTERA-CARTAGENA-BARRANQUILLA S.A.S	Colombia	51.41%
CONSORCIO TRANSMANTARO**	Peru	30.85%
ECOPETROL AMERICA LLC**	United States	100.00%
ECOPETROL COSTA AFUERA COLOMBIA S.A.S.**	Colombia	100.00%
ECOPETROL DEL PERU S.A.**	Peru	100.00%
ECOPETROL OLEO & GAS DO BRASIL LTDA**	Brazil	100.00%
ECOPETROL PERMIAN LLC **	United States	100.00%
ECOPETROL TRADING ASIA PTE. LTD**	Singapore	100.00%
ECOPETROL USA INC **	United States	100.00%
ECP HIDROCARBUROS DE MÉXICO **	Mexico	100.00%
ESENTTIA MASTERBATCH LTDA**	Colombia	100.00%
ESENTTIA RESINAS DEL PERU SAC**	Peru	100.00%
ESENTTIA S.A. *	Colombia	100.00%
GASODUCTO DE ORIENTE S.A (GASDOR S.A)**	Colombia	31.60%
GASES DEL ORIENTE S.A. E.S.P.**	Colombia	48.50%
HOCOL S.A.**	Cayman Islands	100.00%
INTERCHILE S.A.**	Chile	51.41%
INTERCONEXIÓN ELÉCTRICA ISA BOLIVIA S.A.**	Bolivia	51.41%
INTERCONEXIÓN ELÉCTRICA ISA PERÚ S.A.**	Peru	51.41%
INTERCONEXIONES VIALES SPA**	Chile	33.42%
INTERNEXA BRASIL OPERADORA DE TELECOMUNICAÇÕES S.A. **	Brazil	51.11%
INTERNEXA CHILE S.A.**	Chile	50.31%
INTERNEXA PARTICIPAÇÕES S.A.**	Brazil	51.11%

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
INTERNEXA PERÚ S.A.**	Peru	50.82%
INTERNEXA S.A.**	Colombia	51.11%
INTERVIAL CHILE S.A.**	Chile	51.41%
INTERVIAL COLOMBIA S.A.S.**	Colombia	51.41%
ISA CAPITAL DO BRASIL S.A.**	Brazil	51.41%
ISA INTERCOLOMBIA S.A. E.S.P**	Colombia	51.41%
ISA INVERSIONES CHILE SPA.**	Chile	51.41%
ISA INVERSIONES COSTERA CHILE SPA**	Chile	51.41%
ISA INVERSIONES TOLTEN LTDA.**	Chile	51.41%
ISA INVESTIMENTOS E PARTICIPAÇÕES DO BRASIL LTDA**	Brazil	51.41%
KALIXPAN SERVICIOS TÉCNICOS S. DE R.L. DE C.V **	Mexico	100.00%
LINEAR SYSTEMS RE LTD.**	Bermuda	51.41%
METROGAS DE COLOMBIA S.A. E.S.P.**	Colombia	33.49%
OLEODUCTO BICENTENARIO DE COLOMBIA S.A.S.**	Colombia	100.00%
OLEODUCTO CENTRAL S.A. - OCENSA**	Colombia	72.65%
OLEODUCTO DE COLOMBIA S.A. - ODC **	Colombia	73.00%
OLEODUCTO DE LOS LLANOS ORIENTALES S.A.**	Panama	65.00%
PROMOTORA DE GASES DEL SUR S.A. E.S.P.**	Colombia	31.44%
PROYECTOS DE INFRAESTRUCTURA DEL PERÚ S.A.C**	Peru	51.41%
RED DE ENERGÍA DEL PERÚ**	Peru	30.85%
RUTA DE LA ARAUCANÍA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DE LOS RÍOS SOCIEDAD CONCESIONARIA S.A.**	Chile	38.56%
RUTA DEL BOSQUE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL LOA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL MAIPO SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL MAULE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
SANTIAGO OIL COMPANY**	Cayman Islands	51.00%
SISTEMAS INTELIGENTES DE RED S.A.S**	Colombia	51.18%
TOPILI SERVICIOS ADMINISTRATIVOS** DE R.L. DE C.V	Mexico	100.00%
TRANSAMERICAN TELECOMUNICACIONES S.A.**	Colombia	51.11%
TRANSELCA S.A. E. S. P.	Colombia	51.41%
XM COMPAÑÍA DE EXPERTOS EN MERCADOS S.A. E.S.P	Colombia	51.27%

*Direct and/or indirect participation.
**Solely indirect participation through subsidiaries or affiliates.